Exhibit 99.1

Trevena Reports First Quarter 2020 Results

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FDA review of oliceridine NDA ongoing; PDUFA date August 7, 2020

IND filing for novel S1P modulator (TRV045) in 1H 2021; ongoing collaboration with NIH to evaluate for epilepsy and pain

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Company to host conference call today, May 7, 2020, at 8:00 a.m. ET

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CHESTERBROOK, Pa., [May 7], 2020 (GLOBE NEWSWIRE) -- Trevena, Inc. (Nasdaq: TRVN), a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system (CNS) disorders, today reported its financial results for the first quarter ended March 31, 2020, and provided an overview of its recent operational highlights.

“In the first quarter, we reached a significant milestone for the oliceridine program, with our resubmission and FDA’s acceptance of the NDA. I am very pleased with FDA’s engagement in the review process, and we look forward to receiving their decision in August,” said Carrie Bourdow, President and Chief Executive Officer of Trevena, Inc.

First Quarter 2020 and Recent Corporate Highlights:

•	Resubmitted NDA for oliceridine, with FDA review ongoing. In March 2020, the Company announced that the U.S. Food and Drug Administration (FDA) had set a Prescription Drug User Fee Act (PDUFA) goal date of August 7, 2020 for oliceridine, and the Agency considered the resubmitted New Drug Application (NDA) to be a complete response to their 2018 action letter.

FDA’s review of the NDA resubmission is ongoing, and the Company continues to expect a decision from the Agency by August 7.

•	Further expanded body of peer-reviewed literature. The Company recently announced the publication of a comprehensive review of the nonclinical and clinical data for oliceridine. The monograph provides an overview of the data the Company has published over the past 18 months, including head-to-head data versus IV morphine in hard- and soft-tissue surgical models and safety / tolerability data in high-risk patients from an open-label, “real world” safety study. These high-risk patients – elderly, obese, renally impaired and / or co-morbid – make up the initial target market for oliceridine.

•	Initiated collaboration with NIH to evaluate TRV045 for epilepsy and non-addictive treatment for pain. In March 2020, the Company announced it had entered into a collaboration with NIH to evaluate the potential of TRV045, the lead candidate for its novel S1P receptor modulator program, as a treatment for epilepsy. NIH has initiated the first round of assays for TRV045 within its Epilepsy Treatment Screening Program.

The Company today announced that NIH is also investigating TRV045 as a potential non-addictive treatment for various acute and chronic pain conditions, including inflammatory and neuropathic pain, within its Preclinical Screening Platform for Pain.

•	Advanced IND-enabling activities for TRV045. The Company today announced it plans to file an Investigational New Drug (IND) application for TRV045 in 1H 2021. IND-enabling activities are currently ongoing.

Financial Results for First Quarter 2020

For the first quarter of 2020, the Company reported a net loss attributable to common stockholders of $5.7 million, or $0.06 per share, compared to $5.2 million, or $0.06 per share, for the first quarter of 2019. This increase in net loss is primarily due to higher research and development expenses associated with the TRV250 acute migraine proof-of-concept study and activities to support the NDA resubmission for oliceridine.

Cash and cash equivalents were $28.1 million at March 31, 2020, which the Company believes to be sufficient to fund the Company’s operating expenses and capital expenditure requirements into the first quarter of 2021.

Conference Call and Webcast Information

The Company will host a conference call and webcast with the investment community on May 7, 2020, at 8:00 a.m. Eastern Time featuring remarks by Carrie Bourdow, President and Chief Executive Officer, Robert Yoder, Chief Business Officer, Mark Demitrack, M.D., Chief Medical Officer, and Barry Shin, Chief Financial Officer.

Title:	Trevena First Quarter 2020 Conference Call and Webcast

Date:	Thursday, May 7, 2020

Time:	8:00 a.m. ET

Conference Call Details:	Toll-Free: 855-465-0180 International: 484-756-4313 Conference ID: 5469527

Webcast:	https://www.trevena.com/investors/events-presentations/ir-calendar

About Oliceridine

Oliceridine is a G protein-selective mu-opioid receptor agonist in development for the management of moderate-to-severe acute pain in hospitals or other controlled clinical settings where intravenous therapy is warranted. It is a new chemical entity with a novel mechanism of action that enables more selective targeting of newly discovered pathways with the potential for fewer side effects. Oliceridine is an investigational product and has not been approved by FDA or any other regulatory agency. If approved, the Company expects that oliceridine will be classified as a Schedule II controlled substance.

About Trevena

Trevena, Inc. is a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with CNS disorders. The Company has four novel and differentiated investigational drug candidates, including IV oliceridine, for the management of moderate to severe acute pain in hospitals, TRV250 for the acute treatment of migraine, and TRV734 for maintenance treatment of opioid use disorder. The Company has also identified TRV045, a novel S1P receptor modulator that may offer a new, non-opioid approach to treating a variety of CNS disorders.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, clinical development and trials of its therapeutic candidates, plans for potential future product candidates and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials of any of the Company’s investigational drug candidates; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals, including the Company’s assessment of the discussions with FDA, the timing of FDA’s decision on the oliceridine NDA; available funding ; uncertainties related to the Company’s intellectual property; uncertainties related to the ongoing COVID-19 pandemic, other matters that could affect the availability or commercial potential of the Company’s therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

For more information, please contact:

Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

(617) 430-7576

Company Contact:

Bob Yoder

SVP and Chief Business Officer

Trevena, Inc.

(610) 354-8840

TREVENA, INC.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue	$-	$-

Operating expenses:
General and administrative	3,632	3,060
Research and development	2,191	2,154
Total operating expenses	5,823	5,214
Loss from operations	(5,823)	(5,214)
Other income	98	45
Loss before income tax expense	(5,725)	(5,169)
Income tax expense	-	-
Net loss	$(5,725)	$(5,169)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.06)	$(0.06)
Weighted average shares outstanding, basic and diluted	96,332,324	88,897,292

TREVENA, INC.

Condensed Balance Sheets

(Unaudited, in thousands)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$28,090	$32,305
Marketable securities	-	3,500
Prepaid expenses and other current assets	1,666	1,683
Total current assets	29,756	37,488
Restricted cash	1,310	1,309
Property and equipment, net	2,577	2,705
Right-of-use lease assets	5,389	5,472
Other assets	18	20.00
Total assets	$39,050	$46,994

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$698	$1,047
Accrued expenses and other current liabilities	1,277	2,403
Current portion of loans payable, net	-	5,037
Current portion of lease liabilities	642	620
Total current liabilities	2,617	9,107
Leases, net of current portion	7,636	7,804
Warrant liability	2	5
Total liabilities	10,255	16,916

Common stock	99	94
Additional paid-in capital	447,566	443,129
Accumulated deficit	(418,870)	(413,145)
Total stockholders’ equity	28,795	30,078
Total liabilities and stockholders’ equity	$39,050	$46,994